Exhibit 99.1
FOR IMMEDIATE RELEASE
July 25, 2024

Darling Ingredients Inc. Reports Second Quarter 2024 Results

Second Quarter 2024
•Net income of $78.9 million, or $0.49 per GAAP diluted share
•Net sales of $1.5 billion
•Combined adjusted EBITDA of $273.6 million
•Repurchased $29.2 million of common stock
•Received $77.1 million in cash dividends from Diamond Green Diesel on July 18, 2024

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $78.9 million, or $0.49 per diluted share for the second quarter of 2024, compared to net income of $252.4 million, or $1.55 per diluted share, for the second quarter of 2023. The decrease in net income was primarily due to a sharp year-over-year decline in fat prices and lower earnings within Diamond Green Diesel (DGD). The company also reported net sales of $1.5 billion for the second quarter of 2024, compared with net sales of $1.8 billion for the same period a year ago, reflecting lower finished product pricing.

“Despite a deflationary commodity market and an uncertain regulatory environment during the second quarter, our specialty ingredients business showed sequential improvement as it made the necessary changes to improve margins and earnings. DGD had a good quarter, while the Port Arthur facility completed a major turnaround as we prepare to produce sustainable aviation fuel later this year.” said Randall C. Stuewe, Chairman and Chief Executive Officer. “Our focus for the balance of the year remains on paying down debt and widening margins through effective cost cutting. We remain very optimistic, as we have seen fat prices begin to improve, which should be reflected in our third and fourth quarter earnings.”

For the six months ended June 29, 2024, Darling Ingredients reported net sales of $2.9 billion, compared to net sales of $3.5 billion for the same period in 2023. Net income for the first six months of 2024 was $160.0 million, or $0.99 per diluted share, as compared to net income of $438.2 million, or $2.69 per diluted share, for the first six months of 2023.

DGD sold 311.5 million gallons of renewable diesel for the second quarter 2024 at an average of $0.49 per gallon EBITDA. On July 18, 2024, Darling Ingredients received a $77.1 million cash dividend from Diamond Green Diesel.

Combined adjusted EBITDA for the second quarter 2024 was $273.6 million, compared to $508.3 million for the same period in 2023. On a year-to-date basis, combined adjusted EBITDA totaled $553.7 million, as compared to $926.7 million for the same period in 2023.

The company repurchased approximately 807,000 shares of its common stock during the second quarter of 2024 for approximately $29.2 million. On June 21, 2024, the Board of Directors refreshed the amount of the share repurchase program back up to an aggregate amount of $500 million and extended this program until August 13, 2026.

As of June 29, 2024, Darling Ingredients had $121.6 million in cash and cash equivalents, and $814.4 million available under its committed revolving credit agreement. Total debt outstanding as of June 29, 2024, was $4.4 billion. The projected leverage ratio as measured by the company’s bank covenant was 4.24X as of June 29, 2024. Capital expenditures were $98.0 million for the second quarter 2024, and $191.7 million for the first six months ended June 29, 2024.

The company reaffirms guidance for fiscal year 2024, which remains at $1.3 – $1.4 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended June 29, 2024
Net sales	$934,147	$378,841	$142,304	$—	$1,455,292
Cost of sales and operating expenses	737,871	276,760	113,790	—	1,128,421
Gross margin	196,276	102,081	28,514	—	326,871

Loss (gain) on sale of assets	205	37	(20)	—	222
Selling, general and administrative expenses	74,015	28,844	8,409	18,463	129,731
Acquisition and integration costs	—	—	—	1,130	1,130
Change in fair value of contingent consideration	(33,122)	—	—	—	(33,122)
Depreciation and amortization	86,444	27,372	8,723	2,066	124,605
Equity in net income of Diamond Green Diesel	—	—	44,197	—	44,197
Segment operating income/(loss)	$68,734	$45,828	$55,599	$(21,659)	$148,502
Equity in net income of other unconsolidated subsidiaries	3,017	—	—	—	3,017
Segment income/(loss)	$71,751	$45,828	$55,599	$(21,659)	$151,519

Segment EBITDA	$122,056	$73,200	$20,125	$(18,463)	$196,918
DGD adjusted EBITDA (Darling's Share)	—	—	76,642	—	76,642
Combined adjusted EBITDA	$122,056	$73,200	$96,767	$(18,463)	$273,560

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended July 1, 2023
Net sales	$1,141,661	$476,093	$139,867	$—	$1,757,621
Cost of sales and operating expenses	876,413	371,095	112,194	—	1,359,702
Gross margin	265,248	104,998	27,673	—	397,919

Loss (gain) on sale of assets	322	2	(65)	—	259
Selling, general and administrative expenses	77,406	33,684	4,971	20,690	136,751
Restructuring and asset impairment charges	—	896	—	—	896
Acquisition and integration costs	—	—	—	1,706	1,706
Change in fair value of contingent consideration	(7,499)	—	—	—	(7,499)
Depreciation and amortization	82,575	28,445	8,567	2,499	122,086
Equity in net income of Diamond Green Diesel	—	—	212,964	—	212,964
Segment operating income/(loss)	$112,444	$41,971	$227,164	$(24,895)	$356,684
Equity in net income of other unconsolidated subsidiaries	1,849	—	—	—	1,849
Segment income/(loss)	$114,293	$41,971	$227,164	$(24,895)	$358,533

Segment EBITDA	$187,520	$71,312	$22,767	$(20,690)	$260,909
DGD adjusted EBITDA (Darling's Share)	—	—	247,398	—	247,398
Combined adjusted EBITDA	$187,520	$71,312	$270,165	$(20,690)	$508,307

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended June 29, 2024
Net sales	$1,823,995	$770,123	$281,473	$—	$2,875,591
Cost of sales and operating expenses	1,443,640	574,905	226,542	—	2,245,087
Gross margin	380,355	195,218	54,931	—	630,504

Loss (gain) on sale of assets	337	(257)	(432)	—	(352)
Selling, general and administrative expenses	151,153	60,588	17,154	39,979	268,874
Acquisition and integration costs	—	—	—	5,184	5,184
Change in fair value of contingent consideration	(58,371)	—	—	—	(58,371)
Depreciation and amortization	174,013	56,240	17,390	4,471	252,114
Equity in net income of Diamond Green Diesel	—	—	122,616	—	122,616
Segment operating income/(loss)	$113,223	$78,647	$143,435	$(49,634)	$285,671
Equity in net income of other unconsolidated subsidiaries	5,327	—	—	—	5,327
Segment income/(loss)	$118,550	$78,647	$143,435	$(49,634)	$290,998

Segment EBITDA	$228,865	$134,887	$38,209	$(39,979)	$361,982
DGD adjusted EBITDA (Darling's Share)	—	—	191,702	—	191,702
Combined adjusted EBITDA	$228,865	$134,887	$229,911	$(39,979)	$553,684

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended July 1, 2023
Net sales	$2,379,155	$872,485	$297,153	$—	$3,548,793
Cost of sales and operating expenses	1,826,485	661,210	238,980	—	2,726,675
Gross margin	552,670	211,275	58,173	—	822,118

Gain on sale of assets	(20)	(19)	(29)	—	(68)
Selling, general and administrative expenses	152,097	66,806	11,163	42,151	272,217
Restructuring and asset impairment charges	92	5,328	—	—	5,420
Acquisition and integration costs	—	—	—	8,728	8,728
Change in fair value of contingent consideration	(7,499)	—	—	—	(7,499)
Depreciation and amortization	172,895	42,918	16,960	5,319	238,092
Equity in net income of Diamond Green Diesel	—	—	307,301	—	307,301
Segment operating income/(loss)	$235,105	$96,242	$337,380	$(56,198)	$612,529
Equity in net income of other unconsolidated subsidiaries	1,969	—	—	—	1,969
Segment income/(loss)	$237,074	$96,242	$337,380	$(56,198)	$614,498

Segment EBITDA	$400,593	$144,488	$47,039	$(42,151)	$549,969
DGD adjusted EBITDA (Darling's Share)	—	—	376,721	—	376,721
Combined adjusted EBITDA	$400,593	$144,488	$423,760	$(42,151)	$926,690

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Six Months Ended June 29, 2024 and July 1, 2023
(in thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
			$ Change			$ Change
	June 29,	July 1,	Favorable	June 29,	July 1,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Net sales	$1,455,292	$1,757,621	$(302,329)	$2,875,591	$3,548,793	$(673,202)
Costs and expenses:
Cost of sales and operating expenses	1,128,421	1,359,702	231,281	2,245,087	2,726,675	481,588
(Gain)/loss on sale of assets	222	259	37	(352)	(68)	284
Selling, general and administrative expenses	129,731	136,751	7,020	268,874	272,217	3,343
Restructuring and asset impairment charges	—	896	896	—	5,420	5,420
Acquisition and integration costs	1,130	1,706	576	5,184	8,728	3,544
Change in fair value of contingent consideration	(33,122)	(7,499)	25,623	(58,371)	(7,499)	50,872
Depreciation and amortization	124,605	122,086	(2,519)	252,114	238,092	(14,022)
Total costs and expenses	1,350,987	1,613,901	262,914	2,712,536	3,243,565	531,029
Equity in net income of Diamond Green Diesel	44,197	212,964	(168,767)	122,616	307,301	(184,685)
Operating income	148,502	356,684	(208,182)	285,671	612,529	(326,858)
Other expense:
Interest expense	(69,225)	(70,193)	968	(132,101)	(120,492)	(11,609)
Foreign currency gain	413	2,490	(2,077)	649	7,494	(6,845)
Other income/(expense), net	(568)	5,079	(5,647)	8,088	11,238	(3,150)
Total other expense	(69,380)	(62,624)	(6,756)	(123,364)	(101,760)	(21,604)
Equity in net income of other unconsolidated subsidiaries	3,017	1,849	1,168	5,327	1,969	3,358
Income from operations before income taxes	82,139	295,909	(213,770)	167,634	512,738	(345,104)
Income tax expense	774	40,712	39,938	4,681	67,686	63,005
Net income	81,365	255,197	(173,832)	162,953	445,052	(282,099)
Net income attributable to noncontrolling interests	(2,499)	(2,814)	315	(2,930)	(6,868)	3,938
Net income attributable to Darling	$78,866	$252,383	$(173,517)	$160,023	$438,184	$(278,161)

Basic income per share:	$0.49	$1.58	$(1.09)	$1.00	$2.74	$(1.74)
Diluted income per share:	$0.49	$1.55	$(1.06)	$0.99	$2.69	$(1.70)

Number of diluted common shares:	161,705	162,370		161,805	162,593

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of June 29, 2024 and December 30, 2023
(in thousands)

	(unaudited)
	June 29,	December 30,
	2024	2023
Cash and cash equivalents	$121,587	$126,502
Property, plant and equipment, net	$2,840,682	$2,935,185
Current portion of long-term debt	$92,258	$60,703
Long-term debt, net of current portion	$4,317,129	$4,366,370

Other Financial Data
As of June 29, 2024
	(unaudited)
	June 29,
	2024
Revolver availability	$814,426
Capital expenditures - YTD	$191,728
Projected Leverage Ratio	4.24x

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three and Six Months Ended June 30, 2024 and June 30, 2023
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
			$ Change			$ Change
	June 30,	June 30,	Favorable	June 30,	June 30,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Revenues:
Operating revenues	$1,184,076	$2,246,111	$(1,062,035)	$2,595,191	$3,926,161	$(1,330,970)
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,014,927	1,751,315	736,388	2,174,283	3,172,719	998,436
Lower of cost or market (LCM) inventory valuation adjustment	15,866	—	(15,866)	37,504	—	(37,504)
Depreciation, amortization and accretion expense	61,910	58,315	(3,595)	127,200	116,922	(10,278)
Total costs and expenses	1,092,703	1,809,630	716,927	2,338,987	3,289,641	950,654
Operating income	91,373	436,481	(345,108)	256,204	636,520	(380,316)
Other income	6,058	2,121	3,937	9,278	4,162	5,116
Interest and debt expense, net	(9,037)	(12,674)	3,637	(20,279)	(26,080)	5,801
Income before income tax expense	88,394	425,928	(337,534)	245,203	614,602	(369,399)
Income tax benefit	—	—	—	(29)	—	29
Net income	$88,394	$425,928	$(337,534)	$245,232	$614,602	$(369,370)

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
June 30, 2024 and December 31, 2023
(in thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets:
Total current assets	$1,849,534	$1,877,430
Property, plant and equipment, net	3,888,370	3,838,800
Other assets	122,629	89,697
Total assets	$5,860,533	$5,805,927

Liabilities and members' equity:
Total current portion of long term debt	$29,251	$278,639
Total other current liabilities	404,090	417,918
Total long term debt	722,346	737,097
Total other long term liabilities	17,189	16,996
Total members' equity	4,687,657	4,355,277
Total liabilities and members' equity	$5,860,533	$5,805,927

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Six Months Ended June 29, 2024 and July 1, 2023
(in thousands, unaudited)

	Three Months Ended			Six Months Ended

Adjusted EBITDA	June 29,		July 1,	June 29,		July 1,
(U.S. dollars in thousands)	2024		2023	2024		2023

Net income attributable to Darling	$78,866		$252,383	$160,023		$438,184
Depreciation and amortization	124,605		122,086	252,114		238,092
Interest expense	69,225		70,193	132,101		120,492
Income tax expense	774		40,712	4,681		67,686
Restructuring and asset impairment charges	—		896	—		5,420
Acquisition and integration costs	1,130		1,706	5,184		8,728
Change in fair value of contingent consideration	(33,122)		(7,499)	(58,371)		(7,499)
Foreign currency gain	(413)		(2,490)	(649)		(7,494)
Other (income)/expense, net	568		(5,079)	(8,088)		(11,238)
Equity in net income of Diamond Green Diesel	(44,197)		(212,964)	(122,616)		(307,301)
Equity in net income of other unconsolidated subsidiaries	(3,017)		(1,849)	(5,327)		(1,969)
Net income attributable to noncontrolling interests	2,499		2,814	2,930		6,868
Adjusted EBITDA (Non-GAAP)	$196,918		$260,909	$361,982		$549,969
Foreign currency exchange impact	1,765	(1)	—	525	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$198,683		$260,909	$362,507		$549,969
DGD Joint Venture Adjusted EBITDA (Darling's share)	$76,642		$247,398	$191,702		$376,721
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$273,560		$508,307	$553,684		$926,690

(1) The average rates for the three months ended June 29, 2024 were €1.00:$1.08, R$1.00:$0.19 and C$1.00:$0.73 as compared to the average rate for the three months ended July 1, 2023 of €1.00:$1.09, R$1.00:$0.20 and C$1.00:$0.74, respectively.

(2) The average rates for the six months ended June 29, 2024 were €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74 as compared to the average rate for the six months ended July 1, 2023 of €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call on Thursday, July 25, 2024, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss second quarter 2024 financial results, which will be released earlier that day, and provide an update on company operations. A presentation with accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on July 25, 2024, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 2144325. The phone replay will be available two hours after the call concludes through August 1, 2024.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at June 29, 2024. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels both in the U.S. and abroad, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project (including, without limitation, operational, mechanical, product quality, market based or other such issues); risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as global minimum tax measures, or issues related to guidance and/or regulations associated with biofuel policies, including CFPC; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

# # #

Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com